EXHIBIT 99.1

FOR IMMEDIATE RELEASE Leap Contacts: Greg Lund, Media Relations 858-882-9105 glund@leapwireless.com Jim Seines, Investor Relations 858-882-6084 jseines@leapwireless.com
Leap Reports Results for Third Quarter 2007
~ Company Reports 47 percent Year-Over-Year Increase in Service Revenues and an 87 percent Increase in Adjusted OIBDA ~
 Note: A webcast of Leap’s third quarter earnings conference call with accompanying presentation will be available at 5 p.m. EST on Thursday, December 13, 2007 at the Investor Relations Section of Leap’s Web Site, www.leapwireless.com
SAN DIEGO – December 13, 2007 – Leap Wireless International, Inc. [NASDAQ: LEAP], a leading provider of innovative and value-driven wireless communications services, today announced financial and operational results for the third quarter of 2007. The Company reported service revenues for the third quarter of $354.5 million, an increase of 47 percent from the prior year quarter, driven by a 42 percent increase in weighted-average customers and an increase of $1.64 in average monthly service revenue per user (ARPU). Operating income for the third quarter of 2007 was $9.4 million compared to operating income of $7.1 million for the third quarter of 2006. Adjusted operating income before depreciation and amortization (OIBDA) for the third quarter of 2007 was $95.7 million, up 87 percent from $51.2 million for the third quarter of 2006. The Company ended the period with 2.71 million customers, an increase of 37.8 percent from the prior year quarter, and reported net customer additions for the quarter of 36,500.
“The business delivered strong year-over-year growth in adjusted OIBDA during the third quarter of 87 percent, even as the Company successfully moved through a challenging period,” said Doug Hutcheson, Leap’s CEO, president and acting CFO. “We also achieved an 11 percent year-over-year increase in gross customer additions that, while positive, was less than we anticipated. Looking forward to our current quarter, the Company has seen attractive post-Thanksgiving results that indicate we are on the right track for our expected fourth quarter customer additions, reinforcing our belief that our efforts to drive further return for the business are progressing as expected.

Leap Reports Results for Third Quarter 2007	Page 2 of 20
“While we experienced changes in customer buying patterns during the third quarter which affected our near-term customer growth rate, we believe that the long-term prospects for our business remain bright. We recently concluded a significant investment cycle which nearly doubled our footprint, customer base and adjusted OIBDA over the prior year. We passed a major milestone for this investment during the second quarter of this year in reaching adjusted OIBDA break-even for our new markets. During the third quarter, operating income increased as compared to the prior year period, demonstrating the strong financial progress the Company has made as we expanded the business. We are now in the early stages of realizing the benefits from these investments as we continue to penetrate these markets, and seek to leverage costs through scale and to grow adjusted OIBDA.”
Net loss for the third quarter was $43.3 million, or $0.64 per diluted share, compared to a net loss of $0.8 million, or $0.01 per diluted share, for the corresponding quarter of the prior year. The increase in net loss over the prior year period is primarily attributable to a $12.9 million increase in net interest expense resulting from an increase in the Company’s long-term debt and a change in the Company’s tax accounting method for amortizing certain wireless licenses that resulted in accelerated deductions and other tax benefits and a $24.1 million increase in income tax expense for accounting purposes. The change in taxes includes $19.3 million in one time expenses and is expected to improve the potential utilization of these tax benefits in future periods. Together, the increases in net interest and tax expense as a result of the change in tax accounting method during the third quarter of 2007 contributed $0.55 to the net loss of $0.64 per diluted share reported for the quarter.
“In September, the Company initiated a comprehensive review of our service revenue activity and forecasting process, which ultimately resulted in our announcement that we would restate financial statements for fiscal years 2004, 2005, 2006 and the first two quarters of 2007,” continued Hutcheson. “Over these periods, the restatement had a net cumulative impact of approximately $8 million on service revenues and approximately $23 million on operating income over these periods. We have been working with our independent auditors to finalize our financial statements and expect to file the third quarter Form 10-Q by December 14, 2007 and complete the necessary amendments and restatements of the required prior annual and quarterly reports on or before December 31, 2007.”

Leap Reports Results for Third Quarter 2007	Page 3 of 20
Key Reported Results:
(Unaudited and in millions, except percentages and per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2007	2006	Change	2007	2006	Change
		(As Restated(3))			(As Restated(3))
Service revenues	$354.5	$240.6	47.3%	$1,023.4	$685.8	49.2%
Total revenues	$409.7	$293.3	39.7%	$1,201.0	$852.6	40.9%
Operating income	$9.4	$7.1	33.4%	$38.6	$40.2	(4.0)%
Net income (loss)	$(43.3)	$(0.8)		$(57.9)	$21.3
Diluted earnings (loss) per share	$(0.64)	$(0.01)		$(0.86)	$0.34
Key Operating and Financial Metrics
(Unaudited and in millions, except percentages, customer data and operating metrics)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2007	2006	Change	2007	2006	Change
		(As Restated(3))			(As Restated(3))
Adjusted OIBDA	$95.7	$51.2	86.9%	$279.7	$204.2	37.0%
Adjusted OIBDA as a percentage of service revenues	27%	21%		27%	30%
Gross customer additions	450,954	405,178	11.3%	1,478,443	936,581	57.9%
Net customer additions	36,484	161,688	(77.4)%	481,621	329,780	46.0%
End of period customers	2,711,447	1,967,369	37.8%	2,711,447	1,967,369	37.8%
Weighted-average customers	2,654,555	1,870,204	41.9%	2,544,872	1,792,928	(41.9)%
Churn	5.2%	4.3%		4.4%	3.8%
Average revenue per user (ARPU)	$44.51	$42.87	3.8%	$44.68	$42.50	5.1%
Cash costs per user (CCU)	$21.23	$21.04	0.9%	$20.79	$20.16	3.1%
Cost per gross addition (CPGA)	$199	$176	13.1%	$181	$167	8.4%
Cash purchases of property and equipment	$107.3	$161.9	(34.7)%	$345.2	$348.9	(1.1)%
The financial and operating data presented in this press release, including customer information, reflect the consolidated results of Leap, its subsidiaries and its non-controlled joint ventures, LCW Wireless, LLC (LCW Wireless) and Denali Spectrum, LLC (Denali).
The Company has announced it is restating its consolidated financial statements as of and for the years ended December 31, 2006 and 2005 (including interim periods therein), for the period from August 1, 2004 to December 31, 2004 and for the period from January 1, 2004 to July 31, 2004. In addition, the Company has announced it is restating the condensed consolidated financial statements as of and for the quarterly periods ended June 30, 2007 and March 31, 2007. The financial data presented in this press release includes the effects of the unaudited restated financial information for all such periods.
For a reconciliation of non-GAAP financial measures, please refer to the section entitled “Definition of Terms and Reconciliation of Non-GAAP Financial Measures” included at the end of this release.

Leap Reports Results for Third Quarter 2007	Page 4 of 20
Capital expenditures during the third quarter of 2007 were approximately $107.3 million, including $11.5 million in related capitalized interest, bringing total capital expenditures for the nine months ended September 30, 2007 to $345.2 million. As of September 30, 2007, total unrestricted cash, cash equivalents and short-term investments were $655.7 million.
“During the quarter, the Company delivered a 47 percent year-over-year increase in service revenues, reflecting continued customer growth and increasing ARPU,” said Stefan Karnavas, VP finance and treasurer for Leap. “This increase in service revenues translated into increased adjusted OIBDA for the quarter and demonstrates the further benefits of scale we expect to achieve in the future. Excluding the $13.1 million of costs associated with the Company’s major new initiatives and other external activities, our adjusted OIBDA margin was 31 percent. We have demonstrated our ability to produce margins in excess of 40 percent, and expect our adjusted OIBDA margins to continue to grow as our newer markets mature.
“The Company continues to see strong uptake of our higher-value service plans, resulting in a $1.64 year-over-year increase in ARPU, and expects continued ARPU growth during the fourth quarter,” continued Karnavas. “The costs associated with customer acquisitions (CPGA) reflect lower-than-expected gross customer additions during the quarter and the planned costs of our major new initiatives, which contributed to the increase in this amount year-over-year. Our monthly costs per user (CCU) were generally flat year-over-year even with the higher product costs associated with the strong uptake of our new features and services.”
Current Business Outlook
The Company’s Outlook for Fourth Quarter and Full Year 2007:
•	Net customer additions for the fourth quarter are expected to be between 70,000 and 130,000.
•	Customer churn for the fourth quarter is expected to be in the range of 4.5 percent to 4.7 percent, reflecting typical seasonal rhythms, the effects of customer handset upgrades and expected decreases in the percentage of less-tenured customers within the Company’s overall customer base.
•	Adjusted OIBDA is expected to be between $105 million and $115 million, bringing anticipated full-year adjusted OIBDA to between $385 million and $395 million. The Company’s expectation

Leap Reports Results for Third Quarter 2007	Page 5 of 20
for fourth quarter adjusted OIBDA includes approximately $12 million to $17 million of negative adjusted OIBDA that the Company expects to incur to support its major new initiatives, bringing the year-to-date negative adjusted OIBDA for these initiatives for full-year 2007 to approximately $25 million to $30 million. These new initiatives include the Company’s planned coverage expansion for existing markets, market trials of higher-speed data services, Auction #66 build activity and other strategic activities.

•	Capital expenditures for 2007 are expected to be $300 million to $320 million in the aggregate for the existing business, the costs associated with the Company’s launched markets to date, and the Company’s EVDO network upgrade. In addition, the Company expects to invest approximately $205 million to $225 million in capital expenditures to support its major new initiatives. These capital expenditures include a total of $50 million of capitalized interest.

•	As a result of the ongoing expansion of existing market footprints, the Company expects to cover up to an additional three million POPS by the end of 2007, bringing total covered POPs to approximately 54 million at year end.
Long-term Business Outlook
The Company also updated its outlook for 2008 and beyond to provide key criteria to assist investors and interested parties in developing a better understanding of how the business is expected to expand and the resulting long-term growth in adjusted OIBDA.
•	With the planned coverage expansion and launches of Auction #66 markets, the company expects to cover up to an additional 12 to 28 million POPS by the end of 2008, bringing total covered POPs to approximately 66 to 82 million by 2008 year end. The Company also expects to launch 28 to 50 million new covered POPs by the end of 2010. Aggregate capital expenditures for new market builds through their first full year of operation are anticipated to be approximately $26.00 per covered POP, excluding capitalized interest. Aggregate investment in cumulative adjusted OIBDA loss in these markets through adjusted OIBDA break-even is expected to be approximately $5 per covered POP. The Company’s new Auction #66 markets are generally expected to reach adjusted OIBDA break-even within four full quarters of operation.
•	Ongoing capital expenditures to support the growth and development of the Company’s one year or older markets are expected to be in the mid-teens as a percentage of service revenue.

Leap Reports Results for Third Quarter 2007	Page 6 of 20
•	Total adjusted OIBDA is expected to grow at a compound annual growth rate of 30 to 40 percent from 2007 through 2010.
“We believe that the Company has strong independent growth prospects, but we have also taken significant steps to explore appropriate collaborative alternatives to further building the business,” said Hutcheson. “The Company has filed to participate in Auction 73, which is expected to commence in January 2008. The Company has been a disciplined bidder in past auctions resulting in one of the lowest average price per megahertz POP paid, and the Company expects to be thoughtful in managing its spectrum opportunities and liquidity.”
Conference Call Note
As previously announced, Leap will hold a conference call to discuss its third quarter results and its outlook for fourth quarter 2007 and full year 2007 at 5:00 p.m., Eastern Standard Time, on Thursday, December 13, 2007. Other forward-looking and material information may also be discussed during this call. Interested parties may listen to the call live by dialing 1-866-277-1184 or internationally at 1-617-587-5360 and entering reservation number 86371859. A webcast of the earnings conference call with accompanying presentation will be available at 5 p.m. EST on Thursday, December 13, 2007 at the Investor Relations Section of Leap’s Web Site, www.leapwireless.com.
To listen to the call, please go to the website at least 15 minutes prior to the start time to register, and download and install any necessary audio software. An online replay will follow shortly after the live conference call and will be available until January 13, 2008. The telephonic rebroadcast will be available shortly after the completion of the call and will be available until close of business December 27, 2007. Interested parties can access the rebroadcast by dialing 1-888-286-8010 or 1-617-801-6888 internationally and entering the reservation number 26421703. A downloadable MP3 recording of the call will also be available 24 hours after broadcast. Interested listeners can download the file from the “Events” page of the Investor Relations section of Leap’s website and on Street Events at www.streetevents.com.

Leap Reports Results for Third Quarter 2007	Page 7 of 20
About Leap
Leap provides innovative, high-value wireless services to a fast-growing, young and ethnically diverse customer base. With the value of unlimited wireless services as the foundation of its business, Leap pioneered both the Cricket® and JumpTM Mobile services. The Company and its joint ventures now operate in 23 states and hold licenses in 35 of the top 50 U.S. markets. Through its affordable, flat-rate service plans, Cricket offers customers a choice of unlimited voice, text, data and mobile Web services. Jump Mobile is a unique prepaid wireless service designed for the mobile-dependent, urban youth market. Headquartered in San Diego, Calif., Leap is traded on the NASDAQ Global Select Market under the ticker symbol “LEAP.” For more information, please visit www.leapwireless.com.
Notes Regarding Non-GAAP Financial Measures
Information presented in this press release and in the attached financial tables includes financial information prepared in accordance with generally accepted accounting principles in the U.S., or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure, within the meaning of Securities and Exchange Commission (SEC) Item 10 to Regulation S-K, is a numerical measure of a company’s financial performance or cash flows that (a) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, which are included in the most directly comparable measure calculated and presented in accordance with GAAP in the consolidated balance sheets, consolidated statements of operations or consolidated statements of cash flows; or (b) includes amounts, or is subject to adjustments that have the effect of including amounts, which are excluded from the most directly comparable measure so calculated and presented. As described more fully in the notes to the attached financial tables, management supplements the information provided by financial statement measures with several customer-focused performance metrics that are widely used in the telecommunications industry. Adjusted OIBDA, CPGA, and CCU are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures can be found in the section entitled “Definition of Terms and Reconciliation of Non-GAAP Financial Measures” included toward the end of this release.

Leap Reports Results for Third Quarter 2007	Page 8 of 20
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations based on currently available operating, financial and competitive information, but are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in or implied by the forward-looking statements. Our forward-looking statements include our discussions of management’s outlook for the fourth quarter of 2007, fiscal year 2007, fiscal year 2008 and future years, our plans to offer our services to additional covered POPs and our expectations regarding growth and future products, and are generally identified with words such as “believe,” “intend,” “plan,” “could,” “may” and similar expressions. Risks, uncertainties and assumptions that could affect our forward-looking statements include, among other things:
•	our ability to attract and retain customers in an extremely competitive marketplace;

•	changes in economic conditions including interest rates, consumer credit conditions, unemployment and other macro-economic factors that could adversely affect the market for wireless services;

•	the impact of competitors’ initiatives;

•	our ability to successfully implement product offerings and execute effectively on our planned coverage expansion, launches of Auction #66 markets, market trials and introduction of higher-speed data services and other strategic activities;

•	our ability to obtain roaming services from other carriers at cost-effective rates;

•	delays in our market expansion plans, including delays resulting from any difficulties in funding such expansion through cash from operations, our revolving credit facility or additional capital, delays in the availability of network equipment and handsets for the AWS spectrum we acquired in the Federal Communications Commission’s, or FCC’s, auction for Advanced Wireless Services, or Auction #66, or delays by existing U.S. government and other private sector wireless operations in clearing the AWS spectrum, some of which users are permitted to continue using the spectrum for several years;

•	our ability to attract, motivate and retain an experienced workforce;

•	our ability to comply with the covenants in our senior secured credit facilities, indenture and any future credit agreement, indenture or similar instrument;

•	failure of our network or information technology systems to perform according to expectations; and

•	other factors detailed in the section entitled “Risk Factors” included in our periodic reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Reports on Form 10-Q.
All forward-looking statements included in this news release should be considered in the context of these risks. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors and prospective investors are cautioned not to place undue reliance on our forward-looking statements.
Leap is a U.S. registered trademark and the Leap logo is a trademark of Leap. Cricket is a U.S. registered trademark of Cricket. In addition, the following are trademarks of Cricket: Unlimited Access Plus, Unlimited Access, Unlimited Plus, Unlimited Classic, By Week, Jump, Travel Time, Cricket Clicks and the Cricket “K.” All other trademarks are the property of their respective owners.

Leap Reports Results for Third Quarter 2007	Page 9 of 20
LEAP WIRELESS INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS (1)
(Unaudited; In Thousands, Except Share Data)

	September 30,	December 31,
	2007	2006
		(As Restated)(3)
Assets
Cash and cash equivalents	$356,724	$372,812
Short-term investments	298,991	66,400
Restricted cash, cash equivalents and short-term investments	15,529	13,581
Inventories	79,983	90,185
Other current assets	56,966	52,981

Total current assets	808,193	595,959
Property and equipment, net	1,197,524	1,078,521
Wireless licenses	1,861,399	1,563,958
Assets held for sale	—	8,070
Goodwill	425,782	425,782
Other intangible assets, net	54,534	79,828
Deposits for wireless licenses	—	274,084
Other assets	48,913	58,745

Total assets	$4,396,345	$4,084,947

Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$207,858	$317,093
Current maturities of long-term debt	10,000	9,000
Other current liabilities	128,264	84,675

Total current liabilities	346,122	410,768
Long-term debt	2,039,084	1,676,500
Deferred tax liabilities	176,981	148,335
Other long-term liabilities	55,451	47,608

Total liabilities	2,617,638	2,283,211

Minority interests	41,163	29,943

Commitments and contingencies
Stockholders’ equity:
Preferred stock — authorized 10,000,000 shares; $.0001 par value, no shares issued and outstanding	—	—
Common stock — authorized 160,000,000 shares; $.0001 par value, 68,204,679 and 67,892,512 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	7	7
Additional paid-in capital	1,799,256	1,769,772
Retained earnings (accumulated deficit)	(57,647)	228
Accumulated other comprehensive income (loss)	(4,072)	1,786

Total stockholders’ equity	1,737,544	1,771,793

Total liabilities and stockholders’ equity	$4,396,345	$4,084,947

Leap Reports Results for Third Quarter 2007	Page 10 of 20
LEAP WIRELESS INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(Unaudited; In Thousands, Except Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
		(As Restated)(3)		(As Restated)(3)
Revenues:
Service revenues	$354,495	$240,554	$1,023,439	$685,799
Equipment revenues	55,161	52,712	177,556	166,776

Total revenues	409,656	293,266	1,200,995	852,575

Operating expenses:
Cost of service (exclusive of items shown separately below)	(100,907)	(71,575)	(281,906)	(189,040)
Cost of equipment	(97,218)	(83,457)	(310,701)	(220,830)
Selling and marketing	(54,265)	(42,948)	(150,045)	(107,992)
General and administrative	(68,686)	(49,116)	(200,327)	(144,782)
Depreciation and amortization	(77,781)	(56,409)	(218,996)	(163,782)
Impairment of assets	(1,368)	(4,701)	(1,368)	(7,912)

Total operating expenses	(400,225)	(308,206)	(1,163,343)	(834,338)
Gain (loss) on sale or disposal of assets	(38)	21,990	902	21,990

Operating income	9,393	7,050	38,554	40,227
Minority interests in consolidated subsidiaries	182	418	2,434	209
Equity in net loss of investee	(807)	—	(807)	—
Interest income	10,148	5,491	22,567	15,218
Interest expense	(33,336)	(15,753)	(86,922)	(31,607)
Other income (expense), net	(4,207)	272	(4,844)	(5,111)

Income (loss) before income taxes and cumulative effect of change in accounting principle	(18,627)	(2,522)	(29,018)	18,936
Income tax benefit (expense)	(24,662)	1,721	(28,857)	1,721

Income (loss) before cumulative effect of change in accounting principle	(43,289)	(801)	(57,875)	20,657
Cumulative effect of change in accounting principle	—	—	—	623

Net income (loss)	$(43,289)	$(801)	$(57,875)	$21,280

Basic earnings (loss) per share:
Income (loss) before cumulative effect of change in accounting principle	$(0.64)	$(0.01)	$(0.86)	$0.34
Cumulative effect of change in accounting principle	—	—	—	0.01

Basic earnings (loss) per share	$(0.64)	$(0.01)	$(0.86)	$0.35

Diluted earnings (loss) per share:
Income (loss) before cumulative effect of change in accounting principle	$(0.64)	$(0.01)	$(0.86)	$0.33
Cumulative effect of change in accounting principle	—	—	—	0.01

Diluted earnings (loss) per share	$(0.64)	$(0.01)	$(0.86)	$0.34

Shares used in per share calculations:
Basic	67,194	60,295	67,064	60,286

Diluted	67,194	60,295	67,064	61,866

Leap Reports Results for Third Quarter 2007	Page 11 of 20

LEAP WIRELESS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (1)
(Unaudited; In thousands)

	Nine Months Ended September 30,
	2007	2006
		(As Restated)(3)
Operating activities:
Net cash provided by operating activities	$195,841	$221,697

Investing activities:
Purchases of property and equipment	(345,195)	(348,911)
Change in prepayments for purchases of property and equipment	12,010	2,770
Purchases of and deposits for wireless licenses and spectrum clearing costs	(4,418)	(307,128)
Proceeds from sale of wireless licenses and operating assets	9,500	27,968
Purchases of investments	(518,916)	(120,398)
Sales and maturities of investments	287,066	165,982
Purchase of minority interest	(4,706)	—
Purchase of membership units	(17,921)	—
Changes in restricted cash, cash equivalents and short-term investments, net	317	(3,443)

Net cash used in investing activities	(582,263)	(583,160)

Financing activities:
Proceeds from long-term debt	370,480	900,000
Repayment of long-term debt	(6,750)	(596,694)
Payment of debt issuance costs	(5,257)	(8,058)
Payment of fees related to forward equity sale	—	(1,066)
Minority interest contributions	4,014	5,767
Proceeds from issuance of common stock, net	7,847	725

Net cash provided by financing activities	370,334	300,674

Net decrease in cash and cash equivalents	(16,088)	(60,789)
Cash and cash equivalents at beginning of period	372,812	293,073

Cash and cash equivalents at end of period	$356,724	$232,284

Explanatory Notes to Financial Statements
(1)	The condensed consolidated financial statements and the schedules of reported results and operating and financial metrics included at the beginning of this release include the accounts of Leap and its wholly owned subsidiaries as well as the accounts of LCW Wireless and Denali and their wholly owned subsidiaries. The Company consolidates its interests in LCW Wireless and Denali in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. (“FIN”) 46-R, “Consolidation of Variable Interest Entities,” because these entities are variable interest entities and the Company will absorb a majority of their expected losses. All significant intercompany accounts and transactions have been eliminated in the condensed consolidated financial statements.
(2)	The following tables summarize operating data for the Company’s consolidated operations for the three months ended September 30, 2007 and 2006 (unaudited; in thousands, except percentages):

Leap Reports Results for Third Quarter 2007	Page 12 of 20

	Three Months Ended September 30,
		% of 2007		% of 2006	Change from
		Service		Service	Prior Year
	2007	Revenues	2006	Revenues	Dollars	Percent
			(As Restated)(3)
Revenues:
Service revenues	$354,495		$240,554		$113,941	47.4%
Equipment revenues	55,161		52,712		2,449	4.6%

Total revenues	409,656		293,266		116,390	39.7%

Operating expenses:
Cost of service	100,907	28.5%	71,575	29.8%	29,332	41.0%
Cost of equipment	97,218	27.4%	83,457	34.7%	13,761	16.5%
Selling and marketing	54,265	15.3%	42,948	17.9%	11,317	26.4%
General and administrative	68,686	19.4%	49,116	20.4%	19,570	39.8%
Depreciation and amortization	77,781	21.9%	56,409	23.4%	21,372	37.9%
Impairment of assets	1,368	0.4%	4,701	2.0%	(3,333)	(70.9)%

Total operating expenses	400,225	112.9%	308,206	128.1%	92,019	29.9%
Gain (loss) on sale of wireless licenses and disposal of operating assets	(38)	0.0%	21,990	9.1%	(22,028)	(100.2)%

Operating income	$9,393	2.6%	$7,050	2.9%	$2,343	33.2%

(3)	The Company has announced it is restating its historical consolidated financial statements as of and for the years ended December 31, 2006 and 2005 (including interim periods therein), for the period from August 1, 2004 to December 31, 2004 and for the period from January 1, 2004 to July 31, 2004. In addition, the Company has announced it is restating its condensed consolidated financial statements as of and for the quarterly periods ended June 30, 2007 and March 31, 2007. The determination to restate these consolidated financial statements and quarterly condensed consolidated financial statements was made by the Company’s Audit Committee upon management’s recommendation following the identification of errors related to the Company’s accounting for revenues and operating expenses. The general nature and scope of the related errors and adjustments will be summarized in the Company’s condensed financial statements included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

The following tables present the adjustments due to the restatements of the Company’s previously issued consolidated financial statements and quarterly condensed consolidated financial statements as of the year ended December 31, 2006 and for the three and nine months ended September 30, 2006 (unaudited; in thousands, except share and per share data).

Leap Reports Results for Third Quarter 2007	Page 13 of 20

	December 31, 2006
	(Unaudited)
	Previously
	Reported	Adjustments	As Restated
Assets
Cash and cash equivalents	$374,939	$(2,127)	$372,812
Short-term investments	66,400	—	66,400
Restricted cash, cash equivalents and short-term investments	13,581	—	13,581
Inventories	90,185	—	90,185
Other current assets	53,527	(546)	52,981

Total current assets	598,632	(2,673)	595,959
Property and equipment, net	1,077,755	766	1,078,521
Wireless licenses	1,563,958	—	1,563,958
Assets held for sale	8,070	—	8,070
Goodwill	431,896	(6,114)	425,782
Other intangible assets, net	79,828	—	79,828
Deposits for wireless licenses	274,084	—	274,084
Other assets	58,745	—	58,745

Total assets	$4,092,968	$(8,021)	$4,084,947

Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$316,494	$599	$317,093
Current maturities of long-term debt	9,000	—	9,000
Other current liabilities	74,637	10,038	84,675

Total current liabilities	400,131	10,637	410,768
Long-term debt	1,676,500	—	1,676,500
Deferred tax liabilities	149,728	(1,393)	148,335
Other long-term liabilities	47,608	—	47,608

Total liabilities	2,273,967	9,244	2,283,211

Minority interests	30,000	(57)	29,943

Stockholders’ equity:
Preferred stock	—	—	—
Common stock	7	—	7
Additional paid-in capital	1,769,772	—	1,769,772
Retained earnings	17,436	(17,208)	228
Accumulated other comprehensive income	1,786	—	1,786

Total stockholders’ equity	1,789,001	(17,208)	1,771,793

Total liabilities and stockholders’ equity	$4,092,968	$(8,021)	$4,084,947

Leap Reports Results for Third Quarter 2007	Page 14 of 20

	Three Months Ended September 30, 2006
	(Unaudited)
		Revenue	Other
	Previously	Timing	Revenue	Reclassification	Other	Income Tax	As
	Reported	Adjustments	Adjustments	Adjustments	Adjustments	Adjustments	Restated
Revenues:
Service revenues	$249,081	$(6,952)	$(2,788)	$1,213	$—	$—	$240,554
Equipment revenues	38,532	(129)	(—)	14,309	—	—	52,712

Total revenues	287,613	(7,081)	(2,788)	15,522	—	—	293,266

Operating expenses:
Cost of service (exclusive of items shown separately below)	(70,722)	—	—	(776)	(77)	—	(71,575)
Cost of equipment	(68,711)	—	—	(14,746)	—	—	(83,457)
Selling and marketing	(42,948)	—	—	—	—	—	(42,948)
General and administrative	(49,110)	—	(—)	—	(6)	—	(49,116)

Depreciation and amortization	(56,409)	—	—	—	—	—	(56,409)
Impairment of assets	(4,701)	—	—	—	—	—	(4,701)

Total operating expenses	(292,601)	—	(—)	(15,522)	(83)	—	(308,206)
Gain on sale or disposal of assets	21,990	—	—	—	—	—	21,990

Operating income	17,002	(7,081)	(2,788)	—	(83)	—	7,050
Minority interests in consolidated subsidiaries	(138)	—	—	—	556	—	418
Interest income	5,491	—	—	—	—	—	5,491
Interest expense	(15,753)	—	—	—	—	—	(15,753)
Other income, net	272	—	—	—	—	—	272

Income (loss) before income taxes	6,874	(7,081)	(2,788)	—	473	—	(2,522)
Income tax benefit	3,105	—	—	—	—	(1,384)	1,721

Net income (loss)	$9,979	$(7,081)	$(2,788)	$—	$473	$(1,384)	$(801)

Basic and diluted earnings (loss) per share:
Basic earnings (loss) per share	$0.17	$(0.12)	$(0.05)	$—	$0.01	$(0.02)	$(0.01)

Diluted earnings (loss) per share	$0.16	$(0.12)	$(0.04)	$—	$0.01	$(0.02)	$(0.01)

Shares used in per share calculations:
Basic	60,295	—	—	—	—	—	60,295

Diluted	62,290	(—)	(1,995)	—	—	—	60,295

Leap Reports Results for Third Quarter 2007	Page 15 of 20

	Nine Months Ended September 30, 2006
	(Unaudited)
		Revenue	Other
	Previously	Timing	Revenue	Reclassification	Other	Income Tax	As
	Reported	Adjustments	Adjustments	Adjustments	Adjustments	Adjustments	Restated
Revenues:
Service revenues	$695,707	$(11,002)	$(2,457)	$3,551	$—	$—	$685,799
Equipment revenues	126,448	8	—	40,320	—	—	166,776

Total revenues	822,155	(10,994)	(2,457)	43,871	—	—	852,575

Operating expenses:						—
Cost of service (exclusive of items shown separately below)	(186,181)	—	—	(2,719)	(140)	—	(189,040)
Cost of equipment	(179,678)	—	—	(41,152)	—	—	(220,830)
Selling and marketing	(107,992)	—	—	—	—	—	(107,992)
General and administrative	(145,268)	—	(—)	—	486	—	(144,782)
Depreciation and amortization	(163,782)	—	—	—	—	—	(163,782)
Impairment of assets	(7,912)	—	—	—	—	—	(7,912)

Total operating expenses	(790,813)	—	(—)	(43,871)	346	—	(834,338)
Gain on sale or disposal of assets	21,990	—	—	—	—	—	21,990

Operating income	53,332	(10,994)	(2,457)	—	346	—	40,227
Minority interests in consolidated subsidiaries	(347)	—	—	—	556	—	209
Interest income	15,218	—	—	—	—	—	15,218
Interest expense	(31,607)	—	—	—	—	—	(31,607)
Other expense, net	(5,111)	—	—	—	—	—	(5,111)

Income before income taxes and cumulative effect of change in accounting principle	31,485	(10,994)	(2,457)	—	902	—	18,936
Income tax benefit	3,105	—	—	—	—	(1,384)	1,721

Income before cumulative effect of change in accounting principle	34,590	(10,994)	(2,457)	—	902	(1,384)	20,657
Cumulative effect of change in accounting principle	623	—	—	—	—	—	623

Net income	$35,213	$(10,994)	$(2,457)	$—	$902	$(1,384)	$21,280

Basic earnings per share:
Income before cumulative effect of change in accounting principle	$0.57	$(0.18)	$(0.04)	$—	$0.01	$(0.02)	$0.34
Cumulative effect of change in accounting principle	0.01	—	—	—	—	—	0.01

Basic earnings per share	$0.58	$(0.18)	$(0.04)	$—	$0.01	$(0.02)	$0.35

Diluted earnings per share:
Income before cumulative effect of change in accounting principle	$0.56	$(0.18)	$(0.04)	$—	$0.01	$(0.02)	$0.33
Cumulative effect of change in accounting principle	0.01	—	—	—	—	—	0.01

Diluted earnings per share	$0.57	$(0.18)	$(0.04)	$—	$0.01	$(0.02)	$0.34

Shares used in per share calculations:
Basic	60,286	—	—	—	—	—	60,286

Diluted	61,866	—	—	—	—	—	61,866

Leap Reports Results for Third Quarter 2007	Page 16 of 20

(4)	Total share-based compensation expense related to all of the Company’s share-based awards for the three and nine months ended September 30, 2007 and 2006 was comprised as follows (unaudited in thousands, except per share data):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
		(As Restated)(3)		(As Restated)(3)
Cost of service	$535	$311	$1,679	$830
Selling and marketing expenses	843	637	2,403	1,437
General and administrative expenses	5,696	4,115	17,630	11,976

Share-based compensation expense	7,074	5,063	21,712	14,243

Share-based compensation expense per share:
Basic	$0.11	$0.08	$0.32	$0.24

Diluted	$0.11	$0.08	$0.32	$0.23

Definition of Terms and Reconciliation of Non-GAAP Financial Measures
The company utilizes certain financial measures that are widely used in the telecommunications industry and are not calculated based on GAAP. Certain of these financial measures are considered non-GAAP financial measures within the meaning of Item 10 of Regulation S-K promulgated by the SEC.
(5)	Churn, which measures customer turnover, is calculated as the net number of customers who disconnect from our service divided by the weighted-average number of customers divided by the number of months during the period being measured. Customers who do not pay their first monthly bill are deducted from our gross customer additions in the month that they are disconnected; as a result, these customers are not included in churn. In addition, customers are generally disconnected from service approximately 30 days after failing to pay a monthly bill. Beginning during the quarter ended June 30, 2007, pay-in-advance customers who ask to terminate their service are disconnected when their paid service period ends, whereas previously these customers were generally disconnected on the date of their request to terminate service. Management uses churn to measure our retention of customers, to measure changes in customer retention over time, and to help evaluate how changes in our business affect customer retention. In addition, churn provides management with a useful measure to compare our customer turnover activity to that of other wireless communications providers. We believe investors use churn primarily as a tool to track changes in our customer retention over time and to compare our customer retention to that of other wireless communications providers. Other companies may calculate this measure differently.

(6)	ARPU is service revenue divided by the weighted-average number of customers, divided by the number of months during the period being measured. Management uses ARPU to identify average revenue per customer, to track changes in average customer revenues over time, to help evaluate how changes in our business, including changes in our service offerings and fees, affect average revenue per customer, and to forecast future service revenue. In addition, ARPU provides management with a useful measure to compare our subscriber revenue to that of other wireless communications providers. Because our calculation of

Leap Reports Results for Third Quarter 2007	Page 17 of 20

weighted-average number of customers includes customers who have not paid their last bill and have yet to disconnect service, ARPU may appear lower during periods in which we have significant disconnect activity. We believe investors use ARPU primarily as a tool to track changes in our average revenue per customer and to compare our per customer service revenues to those of other wireless communications providers. Other companies may calculate this measure differently.
(7)	CPGA is selling and marketing costs (excluding applicable share-based compensation expense included in selling and marketing expense), and equipment subsidy (generally defined as cost of equipment less equipment revenue), less the net loss on equipment transactions unrelated to initial customer acquisition, divided by the total number of gross new customer additions during the period being measured. The net loss on equipment transactions unrelated to initial customer acquisition includes the revenues and costs associated with the sale of handsets to existing customers as well as costs associated with handset replacements and repairs (other than warranty costs which are the responsibility of the handset manufacturers). We deduct customers who do not pay their first monthly bill from our gross customer additions, which tends to increase CPGA because we incur the costs associated with this customer without receiving the benefit of a gross customer addition. Management uses CPGA to measure the efficiency of our customer acquisition efforts, to track changes in our average cost of acquiring new subscribers over time, and to help evaluate how changes in our sales and distribution strategies affect the cost-efficiency of our customer acquisition efforts. In addition, CPGA provides management with a useful measure to compare our per customer acquisition costs with those of other wireless communications providers. We believe investors use CPGA primarily as a tool to track changes in our average cost of acquiring new customers and to compare our per customer acquisition costs to those of other wireless communications providers. Other companies may calculate this measure differently.

The following table reconciles total costs used in the calculation of CPGA to selling and marketing expense, which we consider to be the most directly comparable GAAP financial measure to CPGA (unaudited; in thousands, except gross customer additions and CPGA):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
		(As Restated(3))		(As Restated(3))
Selling and marketing expense	$54,265	$42,948	$150,045	$107,992
Less share-based compensation expense included in selling and marketing expense	(843)	(637)	(2,403)	(1,437)
Plus cost of equipment	97,218	83,457	310,701	220,830
Less equipment revenue	(55,161)	(52,712)	(177,556)	(166,776)
Less net loss on equipment transactions unrelated to initial customer acquisition	(5,715)	(1,804)	(13,187)	(4,214)

Total costs used in the calculation of CPGA	$89,764	$71,252	$267,600	$156,395
Gross customer additions	450,954	405,178	1,478,443	936,581

CPGA	$199	$176	$181	$167

(8)	CCU is cost of service and general and administrative costs (excluding applicable share-based compensation expense included in cost of service and general and administrative expense)

Leap Reports Results for Third Quarter 2007	Page 18 of 20

plus net loss on equipment transactions unrelated to initial customer acquisition (which includes the gain or loss on sale of handsets to existing customers and costs associated with handset replacements and repairs (other than warranty costs which are the responsibility of the handset manufacturers)), divided by the weighted-average number of customers, divided by the number of months during the period being measured. CCU does not include any depreciation and amortization expense. Management uses CCU as a tool to evaluate the non-selling cash expenses associated with ongoing business operations on a per customer basis, to track changes in these non-selling cash costs over time, and to help evaluate how changes in our business operations affect non-selling cash costs per customer. In addition, CCU provides management with a useful measure to compare our non-selling cash costs per customer with those of other wireless communications providers. We believe investors use CCU primarily as a tool to track changes in our non-selling cash costs over time and to compare our non-selling cash costs to those of other wireless communications providers. Other companies may calculate this measure differently.
The following table reconciles total costs used in the calculation of CCU to cost of service, which we consider to be the most directly comparable GAAP financial measure to CCU (in thousands, except weighted-average number of customers and CCU):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
		(As Restated(3))		(As Restated(3))
Cost of service	$100,907	$71,575	$281,906	$189,040
Plus general and administrative expense	68,686	49,116	200,327	144,782
Less share-based compensation expense included in cost of service and general and administrative expense	(6,231)	(4,426)	(19,309)	(12,806)
Plus net loss on equipment transactions unrelated to initial customer acquisition	5,715	1,804	13,187	4,214

Total costs used in the calculation of CCU	$169,077	$118,069	$476,111	$325,230
Weighted-average number of customers	2,654,555	1,870,204	2,554,872	1,792,928

CCU	$21.23	$21.04	$20.79	$20.16

(9)	Adjusted OIBDA is a non-GAAP financial measure defined as operating income less depreciation and amortization, adjusted to exclude the effects of: gain/loss on sale/disposal of wireless licenses and operating assets; impairment of indefinite-lived intangible assets; impairment of long-lived assets and related charges; and share-based compensation expense.

In a capital-intensive industry such as wireless telecommunications, management believes that Adjusted OIBDA, as well as the associated percentage margin calculation, is a meaningful measure of the Company’s operating performance. We use Adjusted OIBDA as a supplemental performance measure because management believes it facilitates comparisons of the Company’s operating performance from period to period and comparisons of the Company’s operating performance to that of other companies by backing out potential differences caused by the age and book depreciation of fixed assets (affecting relative depreciation expenses) as well as the items described above for which additional adjustments were made. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses primarily represent the non-cash

Leap Reports Results for Third Quarter 2007	Page 19 of 20

current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. Because Adjusted OIBDA facilitates internal comparisons of our historical operating performance, management also uses this metric for business planning purposes and to measure our performance relative to that of our competitors.  In addition, we believe that Adjusted OIBDA and similar measures are widely used by investors, financial analysts and credit rating agencies as measures of our financial performance over time and to compare our financial performance with that of other companies in our industry.
Adjusted OIBDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.  Some of these limitations include:
•	it does not reflect capital expenditures;

•	although it does not include depreciation and amortization, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted OIBDA does not reflect cash requirements for such replacements;

•	it does not reflect costs associated with share-based awards exchanged for employee services;

•	it does not reflect the interest expense necessary to service interest or principal payments on current or future indebtedness;

•	it does not reflect expenses incurred for the payment of income taxes and other taxes; and

•	other companies, including companies in our industry, may calculate this measure differently than we do, limiting its usefulness as a comparative measure.
Management understands these limitations and considers Adjusted OIBDA as a financial performance measure that supplements but does not replace the information provided to management by our GAAP results.
The following table reconciles Adjusted OIBDA to operating income, which we consider to be the most directly comparable GAAP financial measure to Adjusted OIBDA (unaudited, in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
		(As Restated(3))		(As Restated(3))
Consolidated operating income (loss)	$9,393	$7,050	$38,554	$40,227
Plus depreciation and amortization	77,781	56,409	218,996	163,782

OIBDA	$87,174	$63,459	$257,550	$204,009

Less (gains) loss on sale of wireless licenses	38	(21,990)	(902)	(21,990)
Plus impairment of indefinite-lived intangible assets	1,368	4,701	1,368	7,912
Plus share-based compensation expense	7,074	5,063	21,712	14,243

Adjusted OIBDA	$95,654	$51,233	$279,728	$204,174

Leap Reports Results for Third Quarter 2007	Page 20 of 20

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